EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-3144 and Form S-8 No. 333-91833) pertaining to the Amended and Restated 1993 Stock Incentive Plan, the 1995 Non Employee Director Stock Option Plan, the 1995 Employee Stock Purchase Plan and the 1998 Non-employee Director Stock Option Plan of LeCroy Corporation of our report dated August 25, 2000, with respect to the consolidated financial statements and schedule of LeCroy Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 2000.


                                                        ERNST & YOUNG LLP

MetroPark, New Jersey
September 13, 2000